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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     January 27, 1999
                                               ------------------------------

                              SABRATEK CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                     1-11831                  36-3700639
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)              Identification No.)


8111 North St. Louis, Skokie, Illinois                   60076
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(Address of Principal Executive Offices                (Zip Code)


                                 (847) 720-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5:  Other Events

        Sabratek Corporation, a Delaware corporation (the "Company"), was served with a complaint on January 27, 1999, alleging that the Company and certain officers violated Sections 10(b) (and Rule 10b-5 promulgated thereunder) and 20(a) of the Securities Exchange Act of 1934. The complaint alleges that defendants issued a series of false and misleading statements concerning the Company's business, its products and its prospects for future profitability.

        The complaint seeks to recover damages on behalf of all persons who purchased shares of the Company's common stock between January 13, 1998 and November 24, 1998, although no court has determined that such persons constitute a proper class. The complaint was filed in the United States District Court for the Northern District of Illinois (Chu v. Sabratek Corporation, et al., Docket No. 99 C 0351). Neither the Company nor the individual defendants have yet responded to the complaint, but all parties intend to vigorously defend against the allegations contained in the complaint.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 2, 1999          By: /s/ Stephen L. Holden
      -----------------             -------------------------------------
                                    President




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